Exhibit 99.1

FOR IMMEDIATE RELEASE

ACCO BRANDS CORPORATION REPORTS

FOURTH QUARTER, FULL YEAR 2008 RESULTS

•	Reported fourth quarter loss per share from continuing operations of $4.43; adjusted earnings per share of $0.37

•	Reduced debt by $63 million

•	Further intensifies cost-cutting actions

LINCOLNSHIRE, ILLINOIS, February 27, 2009 – ACCO Brands Corporation (NYSE: ABD), a world leader in select categories of branded office products, today reported its fourth quarter and full year results for the period ending December 31, 2008.

“The global economic slowdown continued to negatively affect sales across all of our businesses and geographies,” said Robert J. Keller, chairman and chief executive officer. “As previously announced, we have been working aggressively to significantly reduce our costs and to maximize cash flow. We also reduced our gross debt by $63 million in the quarter.”

Fourth Quarter Results

Net sales decreased 30%, to $353.4 million from $506.9 million in the comparable prior-year quarter. Excluding currency and planned business exits, sales declined 22%. The company reported a fourth quarter loss from continuing operations of $240.1 million, or $4.43 per diluted share, compared to income of $20.5 million, or $0.37 per diluted share, in the comparable prior-year period. As of the end of the fourth quarter the company recorded non-cash goodwill and trade name impairment charges totaling $249.0 million. In addition, the fourth quarter results include restructuring and non-recurring charges totaling $22.0 million. Excluding charges, adjusted income from continuing operations decreased 44% to $20.4 million, or $0.37 per diluted share, compared to $36.4 million, or $0.66 per share, in the comparable prior-year period.

Business Segment Highlights

Effective as of the fourth quarter of 2008, the company realigned and reclassified its business segments. All prior year business segment information presented in this news release has been restated to reflect the new segment structure. Refer to the company’s report on Form 8-K furnished to the Securities and Exchange Commission on January 27, 2009 for additional information and restated 2007 and 2008 quarterly segment results.

•

ACCO Brands Americas fourth quarter net sales decreased 33% to $185.8 million from $275.4 million in the prior-year quarter. Excluding the effects of currency and planned product exits sales declined 29%. The decline reflected further economic softening, related customer inventory reductions and lost market share.

ACCO Brands Americas reported an operating loss of $138.6 million, compared to income of $31.1 million in the prior-year quarter. Adjusted operating income was $16.3 million compared to $38.5 million and adjusted operating margin decreased to 8.8% from 14.0%. The decline in adjusted operating income was driven by lower sales volume and increased rebate programs, partially offset by merger integration synergies and other cost reductions including lower management incentives. Additionally, price increases did not fully recover commodity and labor cost increases.

•

ACCO Brands International net sales decreased 25% to $120.5 million, compared to $160.9 million in the prior-year quarter. Excluding the effects of currency and planned product exits, sales declined 9%. The decline reflected further economic softening principally in Europe, related customer inventory reductions and lost market share.

ACCO Brands International reported an operating loss of $99.5 million, compared to income of $6.9 million in the prior-year quarter. Adjusted operating income was $7.3 million compared to $16.8 million. Adjusted operating income margins decreased to 6.1% from 10.4% in the prior-year quarter. The decline in adjusted operating income was due to lower sales volume partially offset by merger integration synergies and other cost reductions, including lower management incentives. Additionally, price increases did not fully recover commodity cost and labor cost increases.

•

Computer Products net sales decreased 33% to $47.1 million, compared to $70.6 million in the prior-year quarter. Excluding the effects of currency, sales declined 28%. The decline was due to lower sales volumes, particularly in the United States and United Kingdom, and related customer inventory reductions.

Computer Products reported operating income of $2.2 million, compared to $16.9 million in the prior-year quarter. Adjusted operating income was $7.5 million, compared to $18.8 million, and adjusted operating margin decreased to 15.9% from 26.6%. The decline was driven by lower sales volume and increased customer rebate programs, partially offset by other cost reductions, including lower management incentives. In addition, the prior-year quarter’s sales and operating income benefited from $1.2 million of prior-period royalties.

Full Year Results

For the year-to-date period, sales decreased 14% to $1.58 billion from $1.83 billion. The company reported a loss from continuing operations of $263.0 million, or $4.85 per diluted share, compared to income of $34.0 million, or $0.62 per diluted share, in the prior year. Full year results include non-cash goodwill and trade name impairment charges totaling $274.4 million and restructuring and non-recurring costs totaling $39.4 million. Excluding charges, adjusted income from continuing operations decreased 39% to $46.3 million, or $0.85 per diluted share, compared to $75.7 million, or $1.38 per share, in the prior year.

Business Outlook

The Company anticipates that 2009 will continue to be challenging due to uncertainty around consumer and business spending, conditions that make forecasting difficult.

Given the volatile nature of current economic conditions, the Company believes there is not sufficient visibility to set expectations for the performance of the business at this time and therefore will not provide specific sales or earnings guidance for 2009.

Webcast

At 8:30 a.m. Eastern Time today, ACCO Brands Corporation will host a conference call to discuss the company’s results. The call will be broadcast live via webcast. The webcast can be accessed through the Investor Relations section of www.accobrands.com. The webcast will be in listen-only mode and will be available for replay for one month following the event.

Non-GAAP Financial Measures

“Adjusted” results exclude all restructuring and restructuring-related items, goodwill and asset impairment charges and unusual tax items. Adjusted results for 2007 also exclude the impact of adjustments to net sales related to a correction in accounting for certain prior-period customer program costs. Adjusted supplemental EBITDA from continuing operations excludes restructuring and restructuring-related items, goodwill and asset impairment charges, prior-period sales adjustments and other non-operating items, including minority interest expense, other income/expense and stock-based compensation expense. Adjusted results and supplemental EBITDA from continuing operations are non-GAAP measures. There could be limitations associated with the use of non-GAAP financial measures as compared to the use of the most directly comparable GAAP financial measure. Management uses the adjusted measures to determine the returns generated by its operating segments and to evaluate and identify cost-reduction initiatives. Management believes these measures provide investors with helpful supplemental information regarding the underlying performance of the company from year to year. These measures may be inconsistent with measures presented by other companies.

About ACCO Brands Corporation

ACCO Brands Corporation is a world leader in select categories of branded office products. Its industry-leading brands include Day-Timer®, Swingline®, Kensington®, Quartet®, GBC®, Rexel, NOBO, and Wilson Jones®, among others. Under the GBC brand, the company is also a leader in the professional print finishing market.

Forward-Looking Statements

This press release contains statements which may constitute “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995.

These forward-looking statements are subject to certain risks and uncertainties, are made as of the date hereof and the company assumes no obligation to update them. ACCO Brands’ ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ from those predicted depending on a variety of factors, including but not limited to fluctuations in cost and availability of raw materials; our ability to remain in compliance with our financial ratio covenants; competition within the markets in which the company operates; the effects of both general and extraordinary economic, political and social conditions, including continued volatility and disruption in the capital and credit markets; the effect of consolidation in the office products industry; the continued liquidity and solvency of our major customers; our ability to access the capital and credit markets; the dependence of the company on certain suppliers of manufactured products; the risk that targeted cost savings and synergies from previous business combinations may not be fully realized or take longer to realize than expected; our ability to successfully sell the Commercial Print Finishing business; future goodwill and/or impairment charges; foreign exchange rate fluctuations; the development, introduction and acceptance of new products; the degree to which higher raw material costs, and freight and distribution costs, can be passed on to customers through selling price increases and the effect on sales volumes as a result thereof; increases in health care, pension and other employee welfare costs; as well as other risks and uncertainties detailed from time to time in the company’s SEC filings.

For further information:

Rich Nelson	Jennifer Rice
Media Relations	Investor Relations
(847) 484-3030	(847) 484-3020

ACCO Brands Corporation

Consolidated Statements of Operations and

Reconciliation of Adjusted Results (Unaudited)

(In millions of dollars, except per share data)

	Three Months Ended December 31,
	2008			2007			% Change Reported	% Change Adjusted
	Reported	Excluded Charges(A)	Adjusted	Reported	Excluded Charges(A)	Adjusted
Net sales	$353.4	$—	$353.4	$506.9	$—	$506.9	(30)%	(30)%

Operating costs and expenses:
Cost of products sold	241.1	(0.6)	240.5	337.0	(7.1)	329.9	(28)%	(27)%
Advertising, selling, general and administrative expenses	91.2	(4.6)	86.6	111.8	(3.3)	108.5	(18)%	(20)%
Amortization of intangibles	2.0	—	2.0	1.9	—	1.9	5%	5%
Restructuring charges	16.8	(16.8)	—	6.6	(6.6)	—	155%	NM
Goodwill and asset impairment charges (B)	249.0	(249.0)	—	2.3	(2.3)	—	NM	NM

Total operating costs and expenses	600.1	(271.0)	329.1	459.6	(19.3)	440.3	31%	(25)%

Operating income (loss)	(246.7)	271.0	24.3	47.3	19.3	66.6	NM	(64)%

Non-operating expense (income)
Interest expense	15.0	—	15.0	16.7	—	16.7	(10)%	(10)%
Equity in (earnings) of joint ventures	(1.1)	—	(1.1)	(2.4)	—	(2.4)	(54)%	(54)%
Other (income) expense, net	(19.3)	—	(19.3)	0.5	—	0.5	NM	NM

Income (loss) from continuing operations before income taxes and minority interest	(241.3)	271.0	29.7	32.5	19.3	51.8	NM	(43)%
Income tax expense (benefit)	(0.7)	10.5	9.8	11.9	3.4	15.3	NM	(36)%
Minority interest, net of tax	(0.5)	—	(0.5)	0.1	—	0.1	NM	NM

Income (loss) from continuing operations	$(240.1)	$260.5	$20.4	$20.5	$15.9	$36.4	NM	(44)%
Income (loss) from discontinued operations	(17.9)	15.5	(2.4)	(34.8)	34.6	(0.2)	(44)%	NM

Net income (loss)	$(258.0)	$276.0	$18.0	$(14.3)	$50.5	$36.2	NM	(50)%

Per Share:
Basic earnings (loss) per share
Income (loss) from continuing operations	$(4.43)		$0.38	$0.38		$0.67	NM	(44)%
Income (loss) from discontinued operations	(0.33)		(0.04)	(0.64)		—	(49)%	NM

Basic earnings (loss) per share	$(4.76)		$0.33	$(0.26)		$0.67	NM	(50)%

Diluted earnings (loss) per share
Income (loss) from continuing operations	$(4.43)		$0.37	$0.37		$0.66	NM	(44)%
Income (loss) from discontinued operations	(0.33)		(0.04)	(0.64)		—	(48)%	NM

Diluted earnings (loss) per share	$(4.76)		$0.33	$(0.26)		$0.66	NM	(50)%

Weighted average number of shares outstanding:
Basic	54.2		54.2	54.1		54.1
Diluted	54.2		54.5	54.8		54.8

Statistics (as a % of Net sales, except Income tax rate)
	Three Months Ended December 31,
	2008			2007
	Reported		Adjusted	Reported		Adjusted
Gross profit (Net sales, less Cost of products sold)	31.8%		31.9%	33.5%		34.9%
Advertising, selling, general and administrative	25.8%		24.5%	22.1%		21.4%
Operating income (loss)	(69.8)%		6.9%	9.3%		13.1%
Income (loss) from continuing operations before income taxes and minority interest	(68.3)%		8.4%	6.4%		10.2%
Net income (loss)	(73.0)%		5.1%	(2.8)%		7.1%
Income tax rate	0.3%		33.0%	36.6%		29.56%

(A)	Certain charges are excluded in order to provide a comparison of underlying results of operations, including restructuring charges, goodwill and asset impairment charges, restructuring-related charges included in cost of products sold and advertising, selling, general and administrative expenses, and certain non-recurring income tax items related to adjustments and impacting the Company’s effective tax rate.
(B)	As of the end of the fourth quarter of 2008, the Company recorded pretax non-cash goodwill and trade name impairment charges totaling $249.0 million related to the ACCO Brands Americas ($143.9 million), ACCO Brands International ($102.3 million) and Computer Products Group ($2.8 million) reporting units. During the fourth quarter of 2007, the Company recorded pretax goodwill impairment charges totaling $2.3 million related to the ACCO Brands Americas ($1.6 million) and ACCO Brands International ($0.7 million) reporting units.

Reconciliation of Net Loss to Adjusted Supplemental EBITDA from Continuing Operations

(Unaudited)

(In millions of dollars)

	Three Months Ended December 31,
	2008	2007	% Change
Net loss	$(258.0)	$(14.3)	NM
Discontinued operations	17.9	34.8	(49)%
Restructuring charges	16.8	6.6	155%
Restructuring-related charges included in Cost of products sold	0.6	7.1	(92)%
Restructuring-related charges included in Advertising, selling, general and administrative expenses	4.6	3.3	39%
Goodwill and asset impairment charges	249.0	2.3	NM
Income taxes impact of adjustments	(10.5)	(3.4)	NM

Adjusted income from continuing operations	20.4	36.4	(44)%
Interest expense, net	15.0	16.7	(10)%
Adjusted income tax expense	9.8	15.3	(36)%
Depreciation (C)	7.0	7.4	(5)%
Amortization of intangibles	2.0	1.9	5%
Minority interest (income) expense, net of taxes	(0.5)	0.1	NM
Other (income) expense, net	(19.3)	0.5	NM
Stock-based compensation expense (D)	0.9	1.1	(18)%

Adjusted supplemental EBITDA from continuing operations	$35.3	$79.4	(56)%

Adjusted supplemental EBITDA from continuing operations as a % of Net Sales	10.0%	15.7%

(C)	Represents total depreciation less depreciation of $0.0 million and $0.7 million for the three months ended December 31, 2008 and 2007, respectively, that have been included in restructuring-related costs, which are excluded from adjusted income from continuing operations.
(D)	Stock-based compensation expense for the three months ended December 31, 2008, excludes $1.2 million that have been included in restructuring-related charges, which are excluded from adjusted income from continuing operations.

ACCO Brands Corporation

Consolidated Statements of Operations and

Reconciliation of Adjusted Results (Unaudited)

(In millions of dollars, except per share data)

	Twelve Months Ended December 31,						% Change Reported	% Change Adjusted
	2008			2007
	Reported	Excluded Charges(A)	Adjusted	Reported	Excluded Charges(A)	Adjusted
Net sales	$1,578.2	$—	$1,578.2	$1,834.8	$0.8	$1,835.6	(14)%	(14)%

Operating costs and expenses:
Cost of products sold	1,094.4	(7.5)	1,086.9	1,262.3	(17.2)	1,245.1	(13)%	(13)%
Advertising, selling, general and administrative expenses	379.0	(3.1)	375.9	433.5	(16.3)	417.2	(13)%	(10)%
Amortization of intangibles	7.7	—	7.7	7.9	—	7.9	(3)%	(3)%
Restructuring charges	28.8	(28.8)	—	21.0	(21.0)	—	37%	NM
Goodwill and asset impairment charges (B)	274.4	(274.4)	—	2.3	(2.3)	—	NM	NM

Total operating costs and expenses	1,784.3	(313.8)	1,470.5	1,727.0	(56.8)	1,670.2	3%	(12)%

Operating income (loss)	(206.1)	313.8	107.7	107.8	57.6	165.4	NM	(35)%

Non-operating expense (income)
Interest expense	63.7	—	63.7	64.1	—	64.1	(1)%	(1)%
Equity in (earnings) of joint ventures	(6.5)	—	(6.5)	(6.8)	—	(6.8)	(4)%	(4)%
Other (income) expense, net	(17.3)	—	(17.3)	(0.7)	—	(0.7)	NM	NM

Income (loss) from continuing operations before income taxes and minority interest	(246.0)	313.8	67.8	51.2	57.6	108.8	NM	(38)%
Income tax expense (benefit)	16.9	4.5	21.4	16.6	15.9	32.5	2%	(34)%
Minority interest, net of tax	0.1	—	0.1	0.6	—	0.6	(83)%	(83)%

Income (loss) from continuing operations	$(263.0)	$309.3	$46.3	$34.0	$41.7	$75.7	NM	(39)%
Income (loss) from discontinued operations	(76.2)	72.5	(3.7)	(34.9)	34.7	(0.2)	118%	NM

Net income (loss)	$(339.2)	$381.8	$42.6	$(0.9)	$76.4	$75.5	NM	(44)%

Per Share:
Basic earnings (loss) per share
Income (loss) from continuing operations	$(4.85)		$0.85	$0.63		$1.40	NM	(39)%
Income (loss) from discontinued operations	(1.41)		(0.07)	(0.65)		—	118%	NM

Basic earnings (loss) per share	$(6.26)		$0.79	$(0.02)		$1.40	NM	(44)%

Diluted earnings (loss) per share
Income (loss) from continuing operations	$(4.85)		$0.85	$0.62		$1.38	NM	(38)%
Income (loss) from discontinued operations	(1.41)		(0.07)	(0.63)		—	122%	NM

Diluted earnings (loss) per share	$(6.26)		$0.78	$(0.02)		$1.37	NM	(43)%

Weighted average number of shares outstanding:
Basic	54.2		54.2	54.0		54.0
Diluted	54.2		54.5	55.0		55.0

Statistics (as a % of Net sales, except Income tax rate)

	Twelve Months Ended December 31,
	2008		2007
	Reported	Adjusted	Reported	Adjusted
Gross profit (Net sales, less Cost of products sold)	30.7%	31.1%	31.2%	32.2%
Advertising, selling, general and administrative	24.0%	23.8%	23.6%	22.7%
Operating income (loss)	(13.1)%	6.8%	5.9%	9.0%
Income (loss) from continuing operations before income taxes and minority interest	(15.6)%	4.3%	2.8%	5.9%
Net income (loss)	(21.5)%	2.7%	NM	4.1%
Income tax rate	(6.9)%	31.6%	32.4%	29.9%

(A)	Certain charges are excluded in order to provide a comparison of underlying results of operations, including restructuring charges, goodwill and asset impairment charges, restructuring-related charges included in cost of products sold and advertising, selling, general and administrative expenses, and certain non-recurring income tax items related to adjustments and impacting the Company’s effective tax rate.
(B)	During 2008, the Company recorded pretax non-cash goodwill and trade name impairment charges totaling $274.4 million related to the ACCO Brands Americas ($160.6 million), ACCO Brands International ($111.0 million) and Computer Products Group ($2.8 million) reporting units. During 2007, the Company recorded pretax goodwill impairment charges totaling $2.3 million related to the ACCO Brands Americas ($1.6 million) and ACCO Brands International ($0.7 million) reporting units.

Reconciliation of Net Loss to Adjusted Supplemental EBITDA from Continuing Operations

(Unaudited)

(In millions of dollars)

	Twelve Months Ended December 31,		% Change
	2008	2007
Net loss	$(339.2)	$(0.9)	NM
Discontinued operations	76.2	34.9	118%
Prior period sales adjustment	—	0.8	(100)%
Restructuring charges	28.8	21.0	37%
Restructuring-related charges included in Cost of products sold	7.5	17.2	(56)%
Restructuring-related charges included in Advertising, selling, general and administrative expenses	3.1	16.3	(81)%
Goodwill and asset impairment charges	274.4	2.3	NM
Income taxes impact of adjustments	(4.5)	(15.9)	(72)%

Adjusted income from continuing operations	46.3	75.7	(39)%
Interest expense, net	63.7	64.1	(1)%
Adjusted income tax expense	21.4	32.5	(34)%
Depreciation (C)	32.2	30.4	6%
Amortization of intangibles	7.7	7.9	(3)%
Minority interest expense, net of taxes	0.1	0.6	(83)%
Other (income) expense, net	(17.3)	(0.7)	NM
Stock-based compensation expense (D)	4.3	11.1	(61)%

Adjusted supplemental EBITDA from continuing operations	$158.4	$221.6	(29)%

Adjusted supplemental EBITDA from continuing operations as a % of Net Sales	10.0%	12.1%

(C)	Represents total depreciation less depreciation of $0.8 million and $1.3 million for the twelve months ended December 31, 2008 and 2007, respectively, that have been included in restructuring-related costs, which are excluded from adjusted income from continuing operations.
(D)	Represents total stock-based compensation expense less $0.1 million and $0.3 million for the twelve months ended December 31, 2008 and 2007, respectively, that have been included in Discontinued Operations. In addition, total stock-based compensation expense for the twelve months ended December 31, 2008, excludes $1.1 million that have been included in restructuring-related charges, which are excluded from adjusted income from continuing operations.

ACCO Brands Corporation

Supplemental Business Segment Information

(Unaudited)

(In millions of dollars)

	2008					2007					Changes
	Net Sales	Reported OI	Excluded Charges	Adjusted OI	Adjusted OI Margin	Adjusted Net Sales(A)	Reported OI	Excluded Charges	Adjusted OI	Adjusted OI Margin	Sales $	Sales %	Adjusted OI $	Adjusted OI %	Margin Points
Q1:
ACCO Brands Americas	$200.4	$(0.4)	$4.3	$3.9	1.9%	$226.6	$10.9	$5.4	$16.3	7.2%	$(26.2)	(12)%	$(12.4)	(76)%	(530)
ACCO Brands International	151.6	10.3	5.7	16.0	10.6%	146.3	4.4	2.8	7.2	4.9%	5.3	4%	8.8	122%	570
Computer Products	48.0	6.5	1.2	7.7	16.0%	49.6	5.6	1.0	6.6	13.3%	(1.6)	(3)%	1.1	17%	270
Corporate	—	(6.0)	—	(6.0)		—	(8.3)	—	(8.3)		—		2.3

Total	$400.0	$10.4	$11.2	$21.6	5.4%	$422.5	$12.6	$9.2	$21.8	5.2%	$(22.5)	(5)%	$(0.2)	(1)%	20

Q2:
ACCO Brands Americas	$211.9	$(2.0)	$12.0	$10.0	4.7%	$247.6	$14.3	$5.5	$19.8	8.0%	$(35.7)	(14)%	$(9.8)	(49)%	(330)
ACCO Brands International	147.3	10.3	2.7	13.0	8.8%	138.1	4.1	4.1	8.2	5.9%	9.2	7%	4.8	59%	290
Computer Products	54.8	10.4	0.4	10.8	19.7%	53.3	9.9	1.2	11.1	20.8%	1.5	3%	(0.3)	(3)%	(110)
Corporate	—	(6.7)	—	(6.7)		—	(7.6)	0.3	(7.3)		—		0.6

Total	$414.0	$12.0	$15.1	$27.1	6.5%	$439.0	$20.7	$11.1	$31.8	7.2%	$(25.0)	(6)%	$(4.7)	(15)%	(70)

Q3:
ACCO Brands Americas	$222.7	$7.0	$10.3	$17.3	7.8%	$265.6	$21.5	$6.0	$27.5	10.4%	$(42.9)	(16)%	$(10.2)	(37)%	(260)
ACCO Brands International	132.1	5.1	6.1	11.2	8.5%	141.4	(1.7)	10.8	9.1	6.4%	(9.3)	(7)%	2.1	23%	210
Computer Products	56.0	11.0	—	11.0	19.6%	60.2	14.0	1.3	15.3	25.4%	(4.2)	(7)%	(4.3)	(28)%	(580)
Corporate	—	(4.9)	0.1	(4.8)		—	(6.6)	(0.1)	(6.7)		—		1.9

Total	$410.8	$18.2	$16.5	$34.7	8.4%	$467.2	$27.2	$18.0	$45.2	9.7%	$(56.4)	(12)%	$(10.5)	(23)%	(130)

Q4:
ACCO Brands Americas	$185.8	$(138.6)	$154.9	$16.3	8.8%	$275.4	$31.1	$7.4	$38.5	14.0%	$(89.6)	(33)%	$(22.2)	(58)%	(520)
ACCO Brands International	120.5	(99.5)	106.8	7.3	6.1%	160.9	6.9	9.9	16.8	10.4%	(40.4)	(25)%	(9.5)	(57)%	(430)
Computer Products	47.1	2.2	5.3	7.5	15.9%	70.6	16.9	1.9	18.8	26.6%	(23.5)	(33)%	(11.3)	(60)%	(1,070)
Corporate	—	(10.8)	4.0	(6.8)		—	(7.6)	0.1	(7.5)		—		0.7

Total	$353.4	$(246.7)	$271.0	$24.3	6.9%	$506.9	$47.3	$19.3	$66.6	13.1%	$(153.5)	(30)%	$(42.3)	(63)%	(620)

Full Year:
ACCO Brands Americas	$820.8	$(134.0)	$181.5	$47.5	5.8%	$1,015.2	$77.8	$24.3	$102.1	10.1%	$(194.4)	(19)%	$(54.6)	(53)%	(430)
ACCO Brands International	551.5	(73.8)	121.3	47.5	8.6%	586.7	13.7	27.6	41.3	7.0%	(35.2)	(6)%	6.2	15%	160
Computer Products	205.9	30.1	6.9	37.0	18.0%	233.7	46.4	5.4	51.8	22.2%	(27.8)	(12)%	(14.8)	(29)%	(420)
Corporate	—	(28.4)	4.1	(24.3)		—	(30.1)	0.3	(29.8)		—		5.5

Total	$1,578.2	$(206.1)	$313.8	$107.7	6.8%	$1,835.6	$107.8	$57.6	$165.4	9.0%	$(257.4)	(14)%	$(57.7)	(35)%	(220)

(A)	Q1 2007, Q3 2007 and Full Year 2007 net sales are presented on an adjusted basis to exclude the impact of adjustments related to certain prior-period customer program costs. The reconciliations by segment for each of these periods is as follows:

	Q1 2007 Sales			Q3 2007 Sales			Full Year 2007 Sales
	Reported	(A)	Adjusted	Reported	(A)	Adjusted	Reported	(A)	Adjusted
ACCO Brands Americas	$225.1	$1.5	$226.6	$266.4	$(0.8)	$265.6	$1,014.5	$0.7	$1,015.2
ACCO Brands International	146.3	—	146.3	141.4	—	141.4	586.7	—	586.7
Computer Products	49.4	0.2	49.6	60.3	(0.1)	60.2	233.6	0.1	233.7

Total	$420.8	$1.7	$422.5	$468.1	$(0.9)	$467.2	$1,834.8	$0.8	$1,835.6

ACCO Brands Corporation

Supplemental Net Sales Growth Analysis

(Unaudited)

	Percent Change – Sales
	Adjusted Net Sales Growth	Currency Translation	Exited/ Divested Businesses	Comparable Sales Growth	Price	Volume
Q1 2008:
ACCO Brands Americas	(11.6)%	2.0%	(1.5)%	(12.1)%	2.0%	(14.1)%
ACCO Brands International	3.6%	10.0%	(2.3)%	(4.1)%	2.1%	(6.2)%
Computer Products	(3.2)%	5.4%	(0.4)%	(8.2)%	(0.2)%	(8.0)%

Total	(5.3)%	5.2%	(1.6)%	(8.9)%	1.8%	(10.7)%

Q2 2008:
ACCO Brands Americas	(14.4)%	1.3%	(1.4)%	(14.3)%	2.4%	(16.7)%
ACCO Brands International	6.7%	10.2%	(1.6)%	(1.9)%	1.2%	(3.1)%
Computer Products	2.8%	5.1%	—%	(2.3)%	2.1%	(4.4)%

Total	(5.7)%	4.5%	(1.3)%	(8.9)%	2.0%	(10.9)%

Q3 2008:
ACCO Brands Americas	(16.2)%	0.4%	(1.3)%	(15.3)%	1.4%	(16.7)%
ACCO Brands International	(6.6)%	3.0%	(1.6)%	(8.0)%	2.9%	(10.9)%
Computer Products	(7.0)%	2.3%	(0.2)%	(9.1)%	1.7%	(10.8)%

Total	(12.1)%	1.4%	(1.2)%	(12.3)%	1.9%	(14.2)%

Q4 2008:
ACCO Brands Americas	(32.5)%	(3.1)%	(0.5)%	(28.9)%	(0.2)%	(28.7)%
ACCO Brands International	(25.1)%	(14.8)%	(1.7)%	(8.6)%	3.1%	(11.7)%
Computer Products	(33.3)%	(5.7)%	—%	(27.6)%	(5.4)%	(22.2)%

Total	(30.3)%	(7.1)%	(0.8)%	(22.4)%	0.1%	(22.5)%

Full Year 2008:
ACCO Brands Americas	(19.1)%	—%	(1.1)%	(18.0)%	1.4%	(19.4)%
ACCO Brands International	(6.0)%	1.6%	(1.8)%	(5.8)%	2.4%	(8.2)%
Computer Products	(11.9)%	1.2%	(0.1)%	(13.0)%	(0.8)%	(12.2)%

Total	(14.0)%	0.7%	(1.2)%	(13.5)%	1.4%	(14.9)%

ACCO Brands Corporation

Key Stats and Ratios

(Unaudited)

(In millions of dollars)

Net Debt Calculation	December 31, 2008
Current debt obligations, including current portion of long-term debt	$64.5
Long-term debt obligations	644.2

Total outstanding debt	708.7
Less: cash and cash equivalents	18.1

Net debt	$690.6

Rollforward of Outstanding Debt	Three Months Ended December 31, 2008	Twelve Months Ended December 31, 2008
Balance, beginning of period	$771.4	$775.3
Incremental (repayments)/borrowings	(35.4)	(31.2)
Impact of change in FX rates	(10.3)	(16.4)
Discount on prepayment of bonds	(17.0)	(19.0)

Balance, end of period	$708.7	$708.7

Leverage Ratio (Debt to EBITDA from Continuing Operations)	Twelve Months Ended December 31, 2008
Trailing twelve months (TTM) adjusted supplemental EBITDA from Continuing Operations (A)	$158.4
Net debt (see above)	$690.6
Gross debt (see above)	$708.7

Leverage (net debt divided by TTM adjusted supplemental EBITDA from Continuing Operations)	4.4
Leverage (gross debt divided by TTM adjusted supplemental EBITDA from Continuing Operations)	4.5

Interest Coverage Ratio (Adjusted Supplemental EBITDA from Continuing Operations to Interest)	Twelve Months Ended December 31, 2008
Trailing twelve months (TTM) adjusted supplemental EBITDA from Continuing Operations (A)	$158.4
Trailing twelve months interest expense, net of interest income (A)	$63.7

Interest coverage (TTM adjusted supplemental EBITDA from Continuing Operations divided by TTM interest expense)	2.5

Working Capital per Dollar Sales Ratio (Working Capital to Sales)	Twelve Months Ended December 31, 2008
Current assets, excluding cash and cash equivalents (B)	$646.6
Current liabilities, excluding current debt obligations (C)	399.3

Net working capital	$247.3

Trailing twelve months (TTM) adjusted net sales (A)	$1,578.2

Working capital ratio (net working capital divided by TTM adjusted net sales) (A)	15.7%

(A)	Management believes these measures provide investors with helpful supplemental information regarding the underlying performance of the Company from year to year. These measures may be inconsistent with similar measures presented by other companies. See page 13 for a reconciliation of trailing twelve months supplemental EBITDA from Continuing Operations to reported quarterly net income and trailing twelve months interest expense to reported quarterly interest expense.
(B)	Balance is comprised of receivables, inventories, current deferred income taxes and other current assets.
(C)	Balance is comprised of accounts payable, accrued compensation, accrued customer programs and other current liabilities.

ACCO Brands Corporation

Selected Financial Information

(Unaudited)

(In millions of dollars)

	Three Months Ended December 31,
	2008	2007
Selected Non-Cash Items Included in Net Income (Pre-tax):
Depreciation expense (A)	$6.9	$8.9
Intangible amortization expense (B)	$2.0	$2.5
Stock-based compensation expense (C)	$2.0	$1.1

Selected Cash Investing and Restructuring Activities (Pre-tax):
Capital expenditures	$4.6	$21.0
Restructuring and integration activities, net of proceeds from asset sales	$5.5	$19.4

	Twelve Months Ended December 31,
	2008	2007
Selected Non-Cash Items Included in Net Income (Pre-tax):
Depreciation expense (A)	$33.9	$34.1
Intangible amortization expense (B)	$8.9	$10.4
Stock-based compensation expense (C)	$5.5	$11.4

Selected Cash Investing and Restructuring Activities (Pre-tax):
Capital expenditures	$43.5	$59.1
Restructuring and integration activities, net of proceeds from asset sales	$15.0	$60.2

(A)	Includes depreciation expense from Discontinued Operations of $(0.1) million and $0.8 million for the three months ended December 31, 2008 and 2007, respectively, and $0.9 million and $2.4 million for the twelve months ended December 31, 2008 and 2007, respectively.
(B)	Includes intangible amortization expense from Discontinued Operations of $0.0 million and $0.6 million for the three months ended December 31, 2008 and 2007, respectively, and $1.2 million and $2.5 million for the twelve months ended December 31, 2008 and 2007, respectively.
(C)	Includes stock-based compensation expense from Discontinued Operations of $0.1 million and $0.3 million for the twelve months ended December 31, 2008 and 2007, respectively. There was no stock-based compensation expense associated with Discontinued Operations for the three months ended December 31, 2008 and 2007, respectively.

	As of
	December 31, 2008	December 31, 2007
Selected Balance Sheet Data:
Cash and cash equivalents	$18.1	$42.3
Accounts receivable, net	$274.8	$390.3
Inventories, net	$266.5	$283.1
Accounts payable	$143.8	$190.1
Total outstanding debt	$708.7	$775.3

ACCO Brands Corporation

Reconciliation of Net Loss to Adjusted Supplemental EBITDA from Continuing Operations

(Unaudited)

(In millions of dollars)

	Three Months Ended
	March 31, 2008	June 30, 2008	September 30, 2008	December 31, 2008	Trailing Twelve Months
Adjusted net sales	$400.0	$414.0	$410.8	$353.4	$1,578.2

Net loss	$(1.8)	$(46.7)	$(32.7)	$(258.0)	$(339.2)
Discontinued operations	(0.3)	40.9	17.7	17.9	76.2
Restructuring charges	5.6	1.6	4.8	16.8	28.8
Restructuring-related charges included in COS	3.2	1.9	1.8	0.6	7.5
Restructuring-related charges included in SG&A	2.4	(2.5)	(1.4)	4.6	3.1
Goodwill and asset impairment charges	—	14.1	11.3	249.0	274.4
Income tax impact of adjustments	(3.2)	(1.9)	11.1	(10.5)	(4.5)

Adjusted income from continuing operations	$5.9	$7.4	$12.6	$20.4	$46.3

Interest expense, net	16.1	15.8	16.8	15.0	63.7
Adjusted income tax expense	2.2	2.9	6.5	9.8	21.4
Depreciation expense (A)	8.5	8.0	8.7	7.0	32.2
Amortization of intangibles	1.9	2.0	1.8	2.0	7.7
Minority interest expense, net of tax	—	0.4	0.2	(0.5)	0.1
Other (income) expense, net	(0.9)	2.4	0.5	(19.3)	(17.3)
Stock-based compensation expense	0.9	2.8	(0.3)	0.9	4.3

Adjusted supplemental EBITDA from continuing operations	$34.6	$41.7	$46.8	$35.3	$158.4

(A)	Represents total depreciation less depreciation of $0.3 million, $0.4 million, $0.1 million and $0.0 million for the three months ended March 31, 2008, June 30, 2008, September 30, 2008 and December 31, 2008, respectively, included in restructuring-related costs, which are excluded from adjusted income from continuing operations.